 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2021

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2021, the board of directors (the “Board”) of iBio, Inc., a Delaware corporation (the “Company”) appointed Robert Lutz as the Company’s Chief Financial & Business Officer and Principal Accounting Officer. In addition, on February 15, 2021, the Company entered into an agreement (the “Lutz Employment Agreement”), effective March 4, 2021 with Mr. Lutz to serve as the Company’s Chief Financial & Business Officer and Principal Accounting Officer. In addition, upon the appointment of Mr. Lutz, John Delta submitted his resignation as the Company’s Principal Accounting Officer, effective upon Mr. Lutz assuming his position.

Mr. Lutz, 52, has served as the Chief Financial Officer of Strongbridge Biopharma plc (“Strongbridge”), a global, commercial-stage biopharmaceutical company, since September 2019. He previously served as the Chief Business Officer of Strongbridge from October 2014 to September 2019. Prior to joining Strongbridge, Mr. Lutz worked from December 2004 to April 2014 at Shire Plc, a publicly traded specialty biopharmaceutical company prior to being purchased by Takeda Pharmaceutical Company Ltd., where he most recently served as Vice President and held key leadership positions in the Specialty Pharmaceutical division. Prior to Shire Plc, Mr. Lutz worked in a variety of roles, including Vice President of Finance, for Cinergy Corp., an electric and gas utility company. Mr. Lutz also worked as a Senior Analyst at Alan B. Slifka and Co., a hedge fund, after having started his career at Goldman Sachs Group Inc., where he served as a Financial Analyst in its principal investment area. He holds a B.A. in economics and computer science from Amherst College and an M.B.A. from the Kellogg School of Management

As stated above, on February 15, 2021, the Company entered into the Lutz Employment Agreement which becomes effective on March 4, 2021 (the “Effective Date”), provided that certain pre-employment procedures, including, but not limited to a background check, are satisfactorily completed.

Mr. Lutz is entitled to an annual base salary of $425,000, which will accrue starting on the Effective Date. Mr. Lutz is eligible for a target bonus of 40% of the base salary paid to him during the prior fiscal year based upon the Compensation Committee’s assessment of his performance and the performance of the Company during the prior fiscal year.

The Lutz Employment Agreement also provides for an initial grant of options to purchase 350,000 shares of the Company’s common stock (the “Lutz Option”) to Mr. Lutz pursuant to the iBio, Inc. 2020 Omnibus Equity Incentive Plan, as amended (the “2020 Plan”), with an exercise price at the fair market value on the date of grant, as determined by the Company’s Board of Directors. The Lutz Option vests ratably as follows: (1) 25% of the options granted will vest after one year of employment with the Company; and (2) after one year of employment with the Company, 6.25% of the options granted will vest for each additional three (3) months of employment, subject to the conditions of the 2020 Plan and the stock option grant agreement thereunder. Mr. Lutz will also receive an initial grant of 232,000 restricted stock units (“RSUs”). Such RSUs will vest in even increments on the first three anniversaries of the grant date, subject to the 2020 Plan and the RSU grant agreement. Mr. Lutz will also be eligible for additional grants of equity compensation from time to time, in a similar manner to other similarly situated executives, subject to the Company grant policy and applicable approvals of grants.

Mr. Lutz may participate in benefit plans for which he is eligible as may be established from time to time by the Company for its executive employees, including the cost of medical and dental benefits provided to Mr. Lutz and his family as well as paid time off. The Company will also provide Mr. Lutz with directors’ and officers’ liability insurance.

Mr. Lutz’s employment is on an “at will” basis and may be terminated at any time by Mr. Lutz or the Company. If Mr. Lutz separates from employment for any reason or no reason, he is entitled to receive his accrued and unpaid base salary, any unpaid annual bonus earned from a prior year, any unreimbursed expenses accrued through the termination date and any amounts accrued through the termination date payable under any of the benefit plans in which he was a participant (the “Standard Termination Benefits”). If Mr. Lutz is terminated by the Company without Cause or Mr. Lutz resigns for Good Reason (as such terms are defined in the Lutz Employment Agreement), and provided that he executes and does not revoke a separation agreement in form acceptable to the Company, he will receive the following severance: (1) an amount equal to his base salary for nine months; (2) a pro-rata share of any target bonus for which he would have been eligible during the Company’s fiscal year in which he was terminated; and (3) if he elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), payment of the full cost of benefit for a period of 9 months following the termination.

If Mr. Lutz’s employment is terminated without Cause within twelve months after a Change of Control (as defined in the 2020 Plan), or if Mr. Lutz terminates his employment with the Company for Good Reason within twelve months after a Change of Control, provided he executes and does not revoke a separation agreement in a form acceptable to the Company, Mr. Lutz will receive, in addition to the Standard Termination Benefits: (1) an amount equal to his base salary for twelve months; (2) an amount, payable within thirty days of his execution of the separation agreement, equal to the target bonus for which he would have been eligible during the Company’s fiscal year in which he was terminated; (3) vesting of any unvested time-vested equity awards held by Mr. Lutz ta such time, and (4) if he elects continuation coverage under COBRA, payment of the full cost of benefit for a period of 9 months following the termination.

Mr. Lutz also has assigned, and agreed to assign, to the Company all of his rights in any Inventions, including all Intellectual Property Rights (as such terms are defined in the Lutz Employment Agreement) that are made, conceived or reduced to practice, in whole or in part, alone or with others, by him during his employment with the Company and has agreed to certain non-compete and non-solicitation terms. The Lutz Employment Agreement further provides that in consideration of his employment hereunder, Mr. Lutz has agreed that during his employment by the Company and for a period of 1 year thereafter, he will not (and will cause any entity controlled by him to), be engaged in or have any financial interest in any business competing with or which may compete with the business of the Company within any state within the United States.

Except as set forth herein, there are no understandings or arrangements between Mr. Lutz and any other person pursuant to which Mr. Lutz was appointed Chief Financial & Business Officer and Principal Accounting Officer of the Company. In addition, there are no family relationships between Mr. Lutz and any director or executive officer of the Company, and except as set forth herein, Mr. Lutz does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of the Lutz Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Lutz Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On February 16, 2021, the Company issued a press releases announcing the appointment of Mr. Lutz as the Company’s Chief Financial & Business Officer. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Employment Agreement dated February 15, 2021 by and between iBio, Inc. and Robert Lutz, Effective March 4, 2021.
99.1	Press Release issued by iBio, Inc. on February 16, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2021	IBIO, INC.

	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chief Executive Officer